As filed with the Securities and Exchange Commission on May 12, 2005
                                                         Registration 333-120586
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    Form SB-2
                        POST-EFFECTIVE AMENDMENT NO. 1 TO
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               SIMTEK CORPORATION
             (Exact name of registrant as specified in its charter)

         Colorado                                               84-1057605
(State or other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                                4250 Buckingham Dr. #100
                        Colorado Springs, Colorado 80907
                                 (719) 531-9444
               (Address, including zip code, and telephone number,
              including area code, of Principal Executive Offices)
                                   ----------
                                Harold Blomquist
                      Chief Executive Officer and President
                               Simtek Corporation
                            4250 Buckingham Dr. #100
                           Colorado Springs, CO 80907
                                 (719) 531-9444
                (Name, address, including zip code and telephone
               number, including area code, of agent for service)

                                   Copies to:
                            Hendrik F. Jordaan, Esq.
                            Holme Roberts & Owen LLP
                        90 S. Cascade Avenue, Suite 1300
                           Colorado Springs, CO 80903
                                 (719) 473-3800

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement.

                                  -------------

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

This Post-Effective Amendment No. 1 on Form SB-2 shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to Section 8(c), may determine.

Deregistration of Securities

     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form SB-2 (File No. 333-120586) (the "Registration Statement") of Simtek Corporation (the "Registrant"), which registered for resale from time to time by certain selling security holders up to 8,126,936 shares of common stock of the Registrant, including up to 2,966,977 shares of the Registrant's common stock issuable upon the exercise of certain warrants. The selling security holders of the Registrant are named in the Registration Statement. The Registration Statement was declared effective by the Securities and Exchange Commission on November 23, 2004. Since the Registrant is no longer a "small business issuer", the Registrant has determined that it should file a registration statement on Form S-2 (rather than Form SB-2) with respect to the resale of the 8,126,936 shares of common stock of the Registrant. With this Post-Effective Amendment No. 1 to the Registration Statement, the Registrant hereby deregisters all of the unsold shares of common stock covered by the Registration Statement.

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


                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Colorado Springs, State of Colorado on May 12, 2005. Simtek Corporation, a Colorado corporation


                                    By: /s/ Harold Blomquist
                                        -------------------------------------
                                        Harold Blomquist
                                        Chief Executive Officer and President

     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE



  /s/ Harold Blomquist
-----------------------------------------------
Harold Blomquist, Chairman of the Board
May 12, 2005


 * /s/ Robert Keeley
-----------------------------------------------
Robert Keeley, Director
May 12, 2005


 * /s/ Robert Pearson
-----------------------------------------------
Robert Pearson, Director
May 12, 2005


 * /s/ Alfred Stein
-----------------------------------------------
Alfred Stein, Director
May 12, 2005


   /s/ Kimberley Carothers
-----------------------------------------------
Kimberley Carothers
Controller (Principal Accounting Officer)
May 12, 2005


* By /s/Donald Carrigan, Attorney in Fact










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